TECH/OPS SEVCON, INC.
                          40 North Avenue
                   Burlington, Massachusetts 01803


                                               December 22, 1999

BY DIRECT TRANSMISSION
-----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

           Re:    Tech/Ops Sevcon, Inc.
                  Definitive Proxy Material

     We are hereby filing an amended proxy statement which corrects certain editorial errors contained in the previous version filed on December 15, 1999.

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 and Rule 101(a)(1)(iii) of Regulation S-T, Tech/Ops Sevcon, Inc. hereby files by direct transmission a definitive copy of the proxy statement and form of proxy for its 2000 Annual Meeting of Stockholders. In accordance with the Note to Rule 14a-4(a)(3), the form of proxy is filed as Appendix A to the proxy statement. It is expected that the definitive proxy state-ment and proxy will be sent to stockholders on or about December 29, 1999.

                                         Yours very truly,

                                     /s/ Paul B. Rosenberg
                                         -----------------
                                         Paul B. Rosenberg
                                            Treasurer



cc: David R. Pokross, Jr., Esq.
    American Stock Exchange (3 copies)

                        SCHEDULE 14A
                       (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

     Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment #1)

Filed by the Registrant  [X]

Check the Appropriate Box

[X] Definitive Proxy Statement




                      Tech/Ops Sevcon, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

                     TECH/OPS SEVCON, INC.

          40 North Avenue, Burlington, Massachusetts 01803
                   TELEPHONE (781)229-7896

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



     Notice is hereby given that the annual meeting of the stock-holders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge LLP, 24th Floor, One Beacon Street, Boston, Massachusetts, at 5:00 p.m. on Wednesday, January 26, 2000 for the following purposes:

     (1) To elect two directors to hold office for a term of three years.

     (2) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on De-cember 10, 1999 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU AT-TEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


By order of the Board of Directors,


David R. Pokross, Jr.

Secretary




Dated  December 29, 1999

                       PROXY STATEMENT

              APPROXIMATE DATE OF MAILING:  DECEMBER 29, 1999

         INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on January 26, 2000 at 5:00 p.m. at the offices of Palmer & Dodge LLP , 24th Floor, One Beacon Street, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of so-licitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Com-pany. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners.

     On December 10, 1999, the Company had outstanding 3,115,306 shares of Common Stock, $.10 par value, which is its only class of voting stock. Stockholders of record at the close of business on December 10, 1999 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been speci-fied, the shares will be voted in accordance with the specifica-tion so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as direc-tors.





                  BENEFICIAL OWNERSHIP OF COMMON STOCK

	The following table provides information as to the ownership of the Company's Common Stock as of December 10, 1999 by (i) per-sons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the ex-ecutive officer named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 3 and 4 below.

                                               Amount
   Name and Address                         Beneficially    Percent
  of Beneficial Owner                        Owned (1)     of Class
  -------------------                        ---------     --------
Dr. Marvin G. Schorr                           355,278 (2)   11.4%
  330 Beacon Street
  Boston, MA 02116

Bernard F. Start                               233,477 (2)    7.5%
  Dotland Grange
  Hexham, NE462JY, United Kingdom

Dimensional Fund Advisors, Inc.                184,400 (3)    5.9%
  1299 Ocean Avenue, Suite 650
  Santa Monica, CA 90401

Matthew Boyle                                   10,400 (4)      #
  Tech/Ops Sevcon, Inc.
  40 North Avenue
  Burlington, MA 01803

All current executive officers and
  directors as a group  (9 persons)..          813,210 (5)    25.9%
___________

              #     Less than 1%

     (1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

     (2) Includes 1,000 shares subject to stock options exercis-able within sixty days.

     (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on December 31, 1998.

     (4) Includes 10,000 shares subject to stock options exer cisable within sixty days.

     (5) Includes 26,000 shares subject to stock options exer-cisable within sixty days. Includes 39,000 shares held by Mr. Roth and 1,000 shares subject to options held by Mr. Roth which are exercisable with in sixty days. Mr. Roth will retire at the time of the annual meeting.

                 ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at seven, effective at the annual meeting. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The term of three of the Company's current directors, Paul B. Rosenberg, Herbert Roth, Jr., and Ber-nard F. Start, expires at the annual meeting. Mr. Roth will re-tire at the time of the annual meeting, for medical reasons, as a director after 29 years of service with the Company and its predecessor. Mr. Rosenberg and Mr. Start are the Board's nomi-nees for re-election to three-year terms by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary author-ity to vote on the matter.

     The following table contains information on the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting.
The nominees for election at the meeting are indicated by an as-terisk.


                                                          Number
                                                        of Common
                                              Has Been  Shares of
                                            a Director  the Company
                                              of the      Owned
                                             Company    Benefici-
                             Business       or its Pre-  -ally on
                            Experience        decessor    Dec. 10
                            During Past      Tech/Ops,   1999 and
                 Term    Five Years and        Inc.     Percent of
Name            Expires Other Directorships   Since     Class (1)
----            ------  -------------------   -----     --------
Gideon Argov     2002    President and Chief    1999          -
  Age -- 43              Executive Officer,                  (#)
                         since 1991, of Koll-
                         morgen Corp., Waltham,
                         Mass., a manufacturer
                         of electronic motion
                         control products and
                         systems, and Chairman
                         of the Board since
                         1996.  Mr. Argov is a
                                6

                         director of Trans-
                         Technology Corp., a
                         manufacturer of indust-
                         rial fasteners and
                         aerospace equipment.

Matthew Boyle(4) 2002    President and Chief    1997     10,400
  Age -- 37              Executive Officer of               (#)
                         the Company since                  (2)
                         November 1997.  Vice
                         President and Chief
                         Operating Officer of
                         the Company from Nov-
                         ember 1996 to November
                         1997.  From 1994 to
                         November 1996, Mr. Boyle
                         was General Manager of
                         GEC Alsthom Regulateurs
                         Europa, Colchester,
                         England, an electronic
                         controls  company and
                         from 1991 to 1994, Gen-
                         eral Manager of the IACD
                         Scottish division of
                         Honeywell Control Systems
                         Ltd., Aberdeen, Scotland,
                         an electronics and con-
                         trols systems company.

* Paul B.        2000    Treasurer of the Company     1988 85,480
  Rosenberg     (4)(5)   since January 1988.  He          (2.7%)
    Age -- 67            is a director of  Land-           (3)
                         auer, Inc., Glenwood, Ill-
                         inois, a provider of pers-
                         onnel dosimetry services.

Dr. Marvin G.    2001    Chairman of the Company's    1951 355,278
    Schorr     (4)       Board of Directors since          (11.4%)
    Age -- 74            January 1988. Previously           (3)
                         Chairman of the Board of
                         Directors and President of
                         Tech/Ops, Inc.,the Company's
                         predecessor. Dr. Schorr is
                         Chairman of Helix Technology
                         Corporation,Mansfield,
                         Massachusetts,a manufacturer
                         of cryogenic equipment.

* Bernard F.     2000    Vice-Chairman of the Board   1988 233,477
   Start                 since November 1997.  Pres-      (7.5%)
    Age -- 61            ident and Chief Executive         (3)
                         Officer of the Company from
                         January 1988 to November
                         1997.

David R.       2001      President of Atlantic Man-  1997   3,000
   Steadman   (5)(6)     agement Associates, a man-          (#)
    Age -- 61            agement services firm,              (3)
                         since 1988.  Chairman of
                         the Board and Chief Exec-
                         utive Officer of Visibil-
                         ity, Inc., a software
                         company, since 1996.  Mr.
                         Steadman is currently a
                         director of Aavid Thermal
                         Technologies, Inc., a man-
                         ufacturer of thermal man-
                         agement products

C. Vincent       2002    Until May 1991, Chairman     1971  9,000
    Vappi   (5)(6)       and Chief Executive Officer         (#)
      Age -- 73          of Vappi & Company, Inc.,           (3)
                         Cambridge, Mass., a gen-
                         eral building contractor.

------------------------------------
           #     Less than 1%

     (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

     (2) Includes 10,000 shares subject to stock options exer cisable within sixty days.

     (3) Includes 1,000 shares subject to stock options exercis-able within sixty days.

     (4)  Member of the Executive Committee.

     (5)  Member of the Audit Committee.

     (6)  Member of the Compensation Committee.


     During the fiscal year ended September 30, 1999, the Board of Directors held a total of five meetings. During such year, all directors, except for Mr. Roth, attended more than 75% of the total number of meetings of the Board of Directors and all com-mittees of the Board on which the director served. Mr. Roth was unable, for medical reasons, to attend the last two meetings, but was present at the first three of such meetings.

     The Board of Directors has an Audit Committee and a Compen-sation Committee. The Audit Committee, which met twice during the fiscal year ended September 30, 1999, reviews the scope and results of the external audit, including the audited financial statements, the auditors' compensation and the adequacy of the Company's internal financial controls, and recommends the engage-ment of the Company's external auditors. The Compensation Com-mittee, which met once during the fiscal year ended September 30, 1999, reviews and recommends to the Board the annual salary, bo-nus, stock options, and other benefits of the senior executives. The Board of Directors does not have a nominating committee.



Director Compensation

     Directors of the Company (except Mr. Boyle) are each paid $13,500 a year for their services. The Chairmen of the Audit Com-mittee (Mr. Roth in 1999) and Compensation Committee (Mr. Vappi in 1999), each receive an additional $1,000 a year. The Company pays the consulting business owned by Mr. Rosenberg and Dr. Schorr $100,000 per year, under an Agreement terminating on De-cember 31, 1999. Of this amount, $30,000 is paid to Mr. Rosen-berg for his services as the Company's Treasurer, and $70,000 is applied toward the expenses of maintaining an office and support facilities for the Company's corporate office and for Mr. Rosen-berg and Dr. Schorr. Dr. Schorr receives no compensation from this payment. Mr. Start received compensation at an annual rate of $25,000 as Vice Chairman and the Board of Directors' represen-tative in Europe, during the last fiscal year.

     On January 28, 1998, the stockholders approved the 1998 Di-rector Stock Option Plan, reserving 50,000 shares of Common Stock to be issued pursuant to grants of options under the Plan. Fol-lowing the vote, each of the Company's six non-employee directors was granted an option for 5,000 shares of Common Stock at a price of $15.1875 per share, the fair market value of the Common Stock at that date. The options will expire 90 days after the tenth anniversary of the date of grant and will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant, commencing January 28, 1999. On September 21, 1999, Gideon Argov, newly elected as a director by the Board on that date, was granted an option for 5,000 shares of Common Stock at a price of $11.1875 per share, the fair market value of the stock at that date. The options will expire 90 days after the tenth anniversary of the date of grant and will become exercis-able in equal 500 share amounts on each of the first ten anniver-saries of the date of grant, commencing September 21, 2000. All outstanding options issued under the Plan become immediately ex-ercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan).

                      EXECUTIVE COMPENSATION

     The following tables provide information for the last three fiscal years concerning the compensation of the only executive officer of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options held by him at the end of such years. Information concerning the President and Chief Executive Officer of the Com-pany is included for the period since November 1996, the date he joined the Company,



Summary Compensation Table
                                                       Long-Term
                                                        Compens-
Name & Principal   Fiscal            Annual              ation
     Position       Year          Compensation           Awards
----------------   ------  ------------------------   -----------
                                           Other       Securities
                                           Annual        Under-
                                           Compens-      lying
                           Salary   Bonus  ation(a)    Options(#)
                           ------   -----  -------     ----------
Matthew Boyle       1999  $157,500 $     0   $ 0            0
 President & Chief  1998   146,250  50,000     0         20,000
  Executive Officer 1997   130,800  20,000     0         20,000
  from November 1997
 Vice President &
  Chief Operating
  Officer (November 1996
  to November 1997)

Option Grants in Last Fiscal Year

     There were no stock options granted to the named executive officer of the Company during the fiscal year ended Septem-ber 30, 1999.

Fiscal Year-End Option Values
                                Number of
                               Securities
                               Underlying        Value of
                              Unexercised      Unexercised
                                Options     In-the-Money Options
                             at 9/30/99         at 9/30/99 (a)
                              Exercisable/      Exercisable/
Name                         Unexercisable     Unexercisable

Matthew Boyle                  6,000/34,000      $  -  /$  -

(a) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on September
30, 1999, which closing price was $9.875 per share.

No named executive officer of the Company exercised any stock options during the last fiscal year.

Retirement Plan.

     Mr. Boyle participates in the Company's U. K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U. K. - based salary (as defined) for each year of service, subject to a maximum of 2/3rds of final
U. K. - based base salary. A spouse's pension of 50% of the em-ployee's pension is payable beginning at the death of the em-
ployee either before or during retirement.   Pension payments
escalate by at least 3% per year, compounded, and at a higher rate in certain circumstances. The employee contributes 4% of base salary, with the balance of the cost being met by the Com-pany.

     The following table sets forth information concerning the annual benefits payable to the employee pursuant to the U. K. Retirement Plan upon retirement at age 65 for specified compensa-tion levels and years of service classifications. Benefits under the U. K. Retirement Plan are computed solely on the U. K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U. K. Social Se-curity entitlement.

U. K. Retirement Plan Table

Average Annual Earnings       Estimated Annual Pension Based on
       on which                  Years of Service Indicated
     Retirement                --------------------------------
Benefits are Based      15 years   20 years   25 years   30 years
------------------      --------   --------   --------   --------
$  100,000              $ 25,000   $ 33,400   $ 41,700   $ 50,000
   125,000                31,300     41,700     52,100     62,500
   150,000                37,500     50,000     62,500     75,000
   175,000                43,800     58,300     72,900     87,500
   200,000                50,000     66,700     83,300    100,000
   225,000                56,300     75,000     93,800    112,500
   250,000                62,500     83,300    104,200    125,000
   275,000                68,800     91,700    114,600    137,500
   300,000                75,000    100,000    125,000    150,000


     Credited years of service at September 30, 1999 were 3 for Mr. Boyle. Mr. Boyle's compensation is entirely U. K. based.



                  COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three inde-pendent directors who are not employees of the Company. The Com-mittee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the ex-ecutive officers named above, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management person-nel, as well as management structure and organization. The Com-mittee administers the Company's Equity Incentive Plan.

     The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants.

     The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excel-lence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The Committee be-lieves that the salaries of the Company's executive officers are in the mid-range of these surveys. The peer companies are gener-ally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The peer companies may include some of the companies included in the Industrial Con-trols Industry Index used in the Performance Graph. The Company believes that its competitors for executive talent are not neces-sarily only companies which engage in the same business as the Company and, therefore, the companies used for comparative com-pensation purposes differ somewhat from the companies included in the Industrial Controls Industry Index.

     The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial perform-ance of the Company and the performance of the President relative to corporate objectives and other factors. Mr. Boyle's base sal-ary during fiscal 1999 increased to $160,000, up 6.7% from fiscal 1998. In view of the financial performance of the Company, no bonus was awarded to the President for the fiscal year ended Sep-tember 30, 1999.

     On November 1, 1999, after the end of the fiscal year, a stock option was granted for 10,000 shares to Mr. Boyle, under the Company's Equity Incentive Plan.


Members of the Compensation Committee

                                       Herbert Roth, Jr.
                                       David R. Steadman
                                       C. Vincent Vappi, Chairman



                         PERFORMANCE GRAPH

             The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media Gen-eral Industrial Controls Sector Index during the period from Sep-tember 30, 1994 through September 30, 1999.


                         Value of Investment at September 30,
                         -----------------------------------
                          1994  1995  1996  1997  1998  1999
                          ----  ----  ----  ----  ----  ----
 Tech/Ops Sevcon, Inc.   $ 100  $155   222   161   214   149
 AMEX Market Value Index   100   120   125   152   133   155
 Media General Industrial
   Controls Sector Index   100   102    83   151   108   119

                             AUDITORS

     Arthur Andersen LLP, 225 Franklin Street, Boston, Massachu-setts, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and upon recommenda-tion of the Audit Committee, has been appointed as auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be avail-able to respond to appropriate questions.


   DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2001, it must be received by the Company at 40 North Avenue, Burlington, Massachusetts 01803, Attention: Treasurer, no later than August 30, 2000

                 ADVANCE NOTICE PROVISIONS FOR
             STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nomina-tions at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the fourth Wednesday in January and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first.



                      OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for considera-tion at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.





Dated  December 29, 1999

(FORM OF PROXY CARD)                            Appendix A

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 26, 2000

     The undersigned appoints Marvin G. Schorr, Paul B. Rosenberg and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 26, 2000 at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts at 5:00 p. m. and at any adjournments thereof.

         Please complete, sign and date on reverse side and mail in enclosed envelope

------------------------------------------------------------
_____
\    \ Please mark
\  X \ votes as in
\____\ this example

This proxy will be voted FOR both nominees for Director below if no contrary instructions are given.

1. ELECTION OF DIRECTORS

Nominees for three-year terms:   Rosenberg, Start

For Both      Withheld from
Nominees      both nominees
  \__\           \__\

\__\_______________________
For both nominees except as           MARK HERE FOR ADDRESS
       noted above                   CHANGE AND NOTE AT LEFT
                                                       \___\

     This proxy should be signed by the registered holder. Where stock is registered in the names of more than one person, all such persons should sign. When signing as executors, administrators, trustees, guardians, etc. please indicate your title as such.

                          Signature___________  Date________

                          Signature___________  Date________